UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 22, 2011

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
2–38960	Alabama Gas Corporation	Alabama	63–0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama		35203
(Address of principal executive offices)		(Zip Code)

(205) 326–2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2011, Alabama Gas Corporation, an Alabama corporation (“Alagasco”), entered into a Note Purchase Agreement (the “First Note Purchase Agreement”) with the purchasers signatory thereto providing for a private placement of $25 million in aggregate principal amount of its 3.86% Senior Notes due December 22, 2021 (the “First Notes”).

On December 22, 2011, Alagasco also entered into a separate Note Purchase Agreement (the “Second Note Purchase Agreement” and, together with the First Note Purchase Agreement, the “Note Purchase Agreements”) with the purchasers signatory thereto providing for a private placement of $25 million in aggregate principal amount of its 3.86% Senior Notes due December 22, 2021 (the “Second Notes” and, together with the First Notes, the “Notes”).

The Notes have been sold to institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Notes have not been and will not be registered under the Securities Act and may not be resold absent registration or an applicable exemption from registration under the Securities Act. The Notes rank pari passu in right of repayment with Alagasco’s other senior unsecured indebtedness.

Interest on the Notes will accrue from December 22, 2011, and Alagasco will pay interest semi-annually on June 22nd and December 22nd of each year, beginning June 22, 2012, until the Notes mature. Alagasco may prepay some or all of the Notes at any time or from time to time pursuant to the terms of the Note Purchase Agreements, including payment of a Make-Whole Amount as set forth in such agreements.

Each of the Note Purchase Agreements contains customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in some or all of the Notes then outstanding becoming immediately due and payable) and provisions requiring the maintenance by Alagasco of certain financial ratios generally consistent with those in Alagasco’s existing unsecured revolving Credit Agreement, dated as of October 29, 2010 with the lenders party thereto and Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association and Regions Bank, as Co-Syndication Agents, and BBVA, as Documentation Agent.

The net proceeds from the issuance of the Notes will be used by Alagasco for general corporate purposes, including, but not limited to, capital expenditures and repayment of amounts outstanding under the Alagasco Credit Agreement referenced above.

The preceding summaries of the material terms of both the Note Purchase Agreements are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibit 10.1 and 10.2, respectively. In the event of any discrepancy between the preceding summaries and the text of either the First Note Purchase Agreement or the Second Note Purchase Agreement, the text of the applicable Note Purchase Agreement shall control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Note Purchase Agreement among Alabama Gas Corporation and the Purchasers thereto, dated December 22, 2011.

10.2	Note Purchase Agreement among Alabama Gas Corporation and the Purchasers thereto, dated December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALABAMA GAS CORPORATION

December 22, 2011	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and
Treasurer of Alabama Gas Corporation